EXHIBIT 99.1

CHINA ENERGY SAVINGS TECHNOLOGY, INC.
Central Plaza
18 Harbour Road
Suite 3203A
32nd Floor
Hong Kong
China

Re: Resignation and Review of Disclosure

I was appointed as a director of China Energy Savings Technology, Inc. (the "Company") on November 29, 2004 to serve on the audit committee. On December 8, 2004, I resigned as the Company's director. I have read the statements made by the Company which were provided to us on December 9, 2004 which we understand will be filed with the Commission pursuant to Item 5.02 of Form 8-K as part of the Company's Current Report on Form 8-K dated December 8, 2004. We agree with the statements concerning the circumstances of my resignation in such Current Report on Form 8-K.

Very Truly Yours,


/s/ Yiu Chong Leung
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Yiu Chong Leung